SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)...... December 19, 2001

                           BLACKHAWK BANCORP, INC.
                           -----------------------
             (Exact name of registrant as specified in its charter)

       Wisconsin                        0-18599                 39-1659424
----------------------------    ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)   (IRS Employer Number)
of incorporation)

         400 Broad Street, Beloit, WI                       53511
         ----------------------------                       -----
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (608) 364-8911
                                                     --------------

Item 5.     Other Events.

Blackhawk Bancorp, Inc. announced the appointment of R. Richard Bastian, III as CEO and the change in responsibilities of Dennis M. Conerton current Chairman and CEO effective January 31, 2002. The Company issued a press release dated December 19, 2001, announcing the changes, which is attached as an exhibit.

Item 7.     Financial Statements and Exhibits

Exhibit                                Incorporated by      Filed
Number         Description             Reference to         Herewith

1.1            Press Release Dated                             X
               December 19, 2001


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BLACKHAWK BANCORP, INC.

Date:  December 28, 2001                By: /s/ R. Richard Bastian, III
                                        --------------------------------------
                                        CEO, President and
                                        Chief Operating Officer

BLACKHAWK BANCORP, INC.
400 Broad Street, Beloit, WI 53511

                             FOR IMMEDIATE RELEASE

FOR INFORMATION CONTACT: DENNIS M. CONERTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OR R. RICHARD BASTIAN, III, PRESIDENT AND CHIEF OPERATING OFFICER
Phone:  608-364-8911
Fax:  608-364-8946

CONERTON STEPPING ASIDE AT BLACKHAWK

(Beloit, WI, December 19, 2001). Dennis M. Conerton, Chairman and Chief Executive Officer of Beloit-based Blackhawk Bancorp, announced that he will be stepping aside from his day-to-day responsibilities at the Company, effective January 31, 2002. His responsibilities as CEO will be assumed by R. Richard Bastian, III, currently President and Chief Operating Officer of Blackhawk Bancorp, Inc. and President and Chief Executive Officer of its principal subsidiary, Blackhawk State Bank.

In making the announcement, Conerton said, "since the Board of Directors asked me to serve as President and CEO of the organization, I have been pleased to see Blackhawk expand from its Beloit roots into a $300 million community bank with 10 offices in two states." Conerton became CEO in 1995 and oversaw the bank's expansion through two acquisitions in 1997 and 1998.

Conerton further commented, "the time is right, however, for me to complete the transition of day to day responsibilities for improving our productivity and profitability to Rick Bastian. Since we asked Rick to join our organization last May, I became increasingly confident of his banking expertise and ability to lead the Company to our next level of growth and profitability."

Bastian joined the organization in May with over 30 years of banking experience. "I respect what Dennis has accomplished for Blackhawk," remarked Bastian. "You couldn't ask for anyone to be more dedicated and committed than Dennis Conerton to the success of an organization," he concluded.

Blackhawk Director and Executive Committee Chairman, Roger Taylor, also commented that "the Board supports Dennis' decision to complete an orderly transition of leadership." Taylor also stated that for the time being, the Board has decided to keep the Chairman of the Board position open until a decision for a successor is made.

While stepping down from day-to-day responsibilities, Conerton will remain a director of the bank and its holding company. Conerton indicated that he intended to spend more time on a day-to-day basis volunteering for several community organizations in which he is involved. He currently serves on the boards of the YMCA, the Beloit Professional Baseball Association, Inc. and the Beloit Memorial Hospital Foundation.

Conerton was a Director of Blackhawk when its predecessor, Beloit Savings Bank, converted from a mutual to a stock company in 1991. Prior to then, he had been a Trustee of Beloit Savings Bank since 1979. He was Vice-President and Chief Accounting Officer of Regal-Beloit Corporation before becoming Blackhawk President and Chief Executive Officer in 1995.

Blackhawk Bancorp is the holding company for Blackhawk State Bank, a $316 million community bank with offices in Beloit, Roscoe, Rockford, Belvidere, Rochelle and Oregon.